Exhibit 10.4



               AMENDMENT TO BUSINESS CREDIT AND SECURITY AGREEMENT

      This Amendment is made to that certain Business Credit and Security Agreement dated as of March 1, 1997 by and among Catalink Direct, Inc., Catalink Direct (Pennsylvania), Inc. (the foregoing being referred to collectively as "Borrower") and Deutsche Financial Services Corporation ("DFS") (as amended, the "Agreement").

      WHEREAS, Borrower and DFS are parties to the Agreement and they now desire to amend the Agreement on and subject to the terms hereof:

      NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, DFS and Borrower agree as follows:

      1. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

                     "3.1 Total Credit Facility. In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, DFS agrees to provide, and Borrower agrees to accept, an aggregate credit facility (the "Credit Facility") of up to One Hundred Twenty Million Dollars ($120,000,000) (the "Total Credit Limit"). The Credit Facility shall be available in the form of the following types of Loans: (a) Floorplan Inventory Loans, (b) Working Capital Loans, and (c) Overadvance Loans. No Loans need be made by DFS if Borrower is in Default or if there exists any Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services."

      2. The introductory paragraph to Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

         "Subject to the terms of this Agreement, DFS may provide to Borrower floorplan financing for the acquisition of Inventory from vendors approved by DFS in DFS' reasonable credit judgment (each advance being a "Floorplan Inventory Loan"), up to an aggregate unpaid principal amount at any time not to exceed Sixty-One Million Dollars ($61,000,000) (collectively, the "Floorplan Inventory Loan Facility"). DFS may, however, at any time and without notice to Borrower, elect not to finance any Inventory sold by particular vendors who are in default of their obligations to DFS. DFS may at any time suspend or terminate the relationship or approval of any vendor. DFS will use reasonable efforts to attempt to give Borrower prior notice of such suspension or termination."

     3. The introductory paragraph to Section 3.3 is hereby deleted in its entirety and replaced with the following:

         "Subject to the terms of this Agreement, DFS agrees, for so long as no Default exists, to provide to Borrower, and Borrower agrees to accept, working capital financing (each advance being a "Working Capital Loan") on Eligible Accounts and Eligible Inventory in the maximum aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base and (ii) Fifty-Six Million Dollars ($56,000,000) ("Total Working Capital Credit Limit"). A request for a Working Capital Loan shall be made, or shall be deemed to be made, as provided in Section
         5.1 hereof."

     4. The second to last sentence of Section 3.4 is hereby deleted in its entirety and replaced with the following:

      "Notwithstanding anything else herein, the total outstanding principal amount of all Loans under this Agreement shall not at any time exceed $120,000,000."

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



      All other terms as they appear in the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Borrower and DFS have executed this Amendment to Business Credit and Security Agreement this 8th day of September, 1997.


                                       CATALINK DIRECT, INC.

ATTEST:                                By:    /s/ Laurence F. Mulhern
/s/  Alfred J. Gauvin                  Title:  Chief Financial Officer
Assistant Secretary


                                       CATALINK DIRECT (PENNSYLVANIA), INC.

ATTEST:                                By:    /s/ Laurence F. Mulhern
/s/  Alfred J. Gauvin                  Title:  Chief Financial Officer
Assistant Secretary



                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                       By:     /s/ A. D. Hartford
                                       Title:  Regional Vice President




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